Exhibit 99.1

DNB Financial Corporation

For further information, please contact:
Gerald F. Sopp CFO/Executive Vice-President
484.359.3138	FOR IMMEDIATE RELEASE
gsopp@dnbfirst.com	(NasdaqCM:DNBF)

DNB Financial Corporation
Declares a $0.05 Cash Dividend

(November 28, 2012-- Downingtown, PA) The Board of Directors of DNB Financial Corporation, parent of DNB First, National Association, one of the first nationally-chartered community banks to serve the greater Philadelphia region, has declared a cash dividend of $0.05 per share for the fourth quarter of 2012, to shareholders of record on December 10, 2012.  The cash dividend will be paid on December 20, 2012.

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania with 13 locations. Founded in 1860, DNB First, in addition to providing a broad array of consumer and business banking products, offers brokerage and insurance services through DNB Investments & Insurance and investment management services through DNB Investment Management & Trust. DNB Financial Corporation’s shares are traded on Nasdaq’s Capital Market under the symbol: DNBF. We invite our customers and shareholders to visit our website at http://www.dnbfirst.com. DNB's Investor Relations site can be found at http://investor.dnbfirst.com/.